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                                   EXHIBIT 21










                                       29



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                                  SUBSIDIARIES

All of the Company's subsidiaries are wholly-owned:


                     Company                        Jurisdiction of Organization
--------------------------------------------------  ----------------------------
Criticare International GmbH Marketing
 Services                                                                Germany
Sleep Care, Inc.                                                        Delaware
Criticare (FSC), Inc.                                        U.S. Virgin Islands
CSI International Corp. (DISC)                                         Wisconsin
Criticare Biomedical, Inc.                                             Wisconsin
CSI Trading, Inc.                                                      Wisconsin
